EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


      This Stock Purchase Agreement (the "Agreement") is made as of this 9th day of March, 2006 by and among Databit Inc., a Delaware corporation (the "Company"), Shlomie Morgenstern (the "Purchaser"), and Data Systems & Software Inc., a Delaware corporation (the "Seller").

      In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Purchase and Sale of Stock.

            1.1. Sale of Common Stock.

                (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing twenty-five (25) shares of common stock, par value $0.01 in the Company (the "Shares"), which Shares constitute all of the issued and outstanding shares of capital stock in the Company, in consideration of the agreements and arrangements described in Section 1.3 hereof.

            1.2. Closing; Delivery.

                (a) The closing of the purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on Thursday, March 9, 2006, or at such other time and place as Seller and Purchaser mutually agree upon, orally or in writing (the "Closing").

                (b) At the Closing, Seller shall deliver to Purchaser: (i) a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by an appropriate, executed stock power, and (ii) a check or wire transfer in the amount of $50,000 pursuant to Section 9.2 hereof, against delivery by Purchaser and the other parties thereto of executed copies of the Transaction Agreements (as defined in Section 1.6 hereof).

            1.3. Consideration for Shares. The parties hereby agree that the consideration for the purchase of the Shares paid by Purchaser shall consist of the (i) Purchaser's purchase of the Company subject to the assumption of the liabilities and obligations of Seller pursuant to Section 1.4 hereof and (ii) the release by Purchaser of Seller's obligations to him pursuant to Section 1.5 hereof.

            1.4. Assumption of Seller Obligations by the Company. Purchaser is purchasing the Company subject to the assumption by the Company of the following obligations of Seller:

                (a) Any and all obligations of the Seller under the Employment Agreement/Consulting Agreement dated January 1, 1997 by and between Seller and George Morgenstern, as amended to date, which agreement shall be further amended and assigned and assumed in accordance with the Amendment and Assignment Agreement attached hereto as Exhibit A.

                (b) Any and all obligations of the Seller under leases for the premises at Mahwah, New Jersey, and at 350 Fifth Avenue, New York, New York, through the termination date of said leases.

            1.5. Releases of Seller by Purchaser. At the Closing, the Employment Agreement dated August 19, 2004 by and among Purchaser, Seller and the Company shall be terminated and Purchaser shall release Seller from any of its obligations thereunder, pursuant to an amendment substantially in the form set forth in the Amendment Agreement attached hereto as Exhibit A.

            1.6. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

            "GM" means George Morgenstern.

            "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means the shares of Common Stock being transferred to Purchase in accordance herewith.

            "Transaction Agreements" means this Agreement and the other agreements, instruments or documents which are exhibits hereto and or otherwise entered into or delivered in connection with the consummation of the transactions contemplated by this Agreement.

      2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that the following representations are true and complete in all material respects as of the date of the Closing, provided, however, that all of the following representations are qualified in their entirety by anything to the contrary actually known by Purchaser or GM:

            2.1. Organization, Good Standing, Corporate Power; Qualification; Capitalization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The authorized capital of the Company consists of one thousand (1000) shares of Common Stock, twenty-five (25) shares of which are issued and outstanding. Seller owns all of the issued and outstanding shares of


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


capital stock of the Company. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company or Seller any shares of capital stock.

            2.2. Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

            2.3. Authorization. All corporate action required to be taken to authorize the Seller to enter into the Transaction Agreements, and to transfer the Shares at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Seller necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Seller under the Transaction Agreements to be performed as of the Closing, and the transfer and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Seller, shall constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            2.4. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or Seller in connection with the consummation of the transactions contemplated by this Agreement.

            2.5. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or By-Laws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.


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


            2.6. Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

            2.7. Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form provided to Purchaser. The copy of the minute books of the Company provided to Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

            2.8. Disclosure. Seller has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of Seller contained in this Agreement and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Seller has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

            2.9. Conflicting Agreements. The execution, delivery and performance of the transactions contemplated by this Agreement and the Transaction Agreements will not result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or Seller under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to the Company or Seller or their respective properties or assets.

      3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that:

            3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as


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


limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

            3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

            3.3. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            3.4. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that there are no assurances that a public market will ever exist for the Shares.

            3.5. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b) Any legend set forth in, or required by, the other Transaction Agreements.


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


                  (c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

            3.6. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      4. Additional Representations and Warranties of Purchaser. The Purchaser hereby represents, warrants and acknowledges to the Seller that:

            4.1. Nonreliance by Purchaser. The Purchaser is personally familiar with the Company's business, management, financial affairs and the terms and conditions of the transaction contemplated hereby. Purchaser acknowledges that none of the Seller, its Board of Directors, or any of its officers or representatives has made any recommendation to Purchaser as to whether to enter into the transactions contemplated hereby or whether the consideration described herein is fair and reasonable, and Purchaser has made its own independent determination, together with its attorneys and financial advisors, with respect thereto

            4.2. Disclosure of Information. In the ordinary course of his duties as President of the Company, Purchaser has made known to the CFO and other financial management of Seller, all material facts known to him with respect to the business, management, and financial affairs of the Company. During the course of negotiations leading up to the transactions described herein, the Purchaser has provided to (i) the Seller, (i) the Special Committee of the Board of Directors of Seller and the financial and legal advisers to the Committee, a full opportunity to meet with, ask questions of and to receive answers from Purchaser regarding any matters relating to the business, management, and financial condition of the Company.

            4.3. Ordinary Course. Since September 30, 2005, the Company has conducted its business in the ordinary course consistent with past practices and there has not been any transaction out of the ordinary course nor any material change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a material change to the Company, its business or operations.

            4.4. Amount of Net Trade Receivables Plus Cash. The amount of trade recivables less trade payables plus cash as of the date hereof is, and as of the Closing Date shall be, not greater than $1.5 million.

      5. Conditions to the Purchaser's Obligations at Closing. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

            5.1. Representations and Warranties. The representations and warranties of the Seller contained in Section 2 shall be true and correct in all material respects as of such Closing.

            5.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.


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


            5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

            5.4. Secretary's Certificate. The Secretary of the Seller shall have delivered to the Purchaser at the Closing a certificate certifying resolutions of the Board of Directors of Seller approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

            5.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

      6. Conditions to Seller's Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            6.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Sections 3 and 4 shall be true and correct in all material respects as of the Closing.

            6.2. Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

            6.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

      7. Conditions to Both Parties' Obligations at Closing. The obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            7.1. Approval by Independent Members of the Board. The transactions contemplated hereby, this Agreement and the other agreements referred to herein shall have been approved by the independent members of Seller's Board of Directors.

            7.2. Amendment and Termination of Purchaser Employment Agreement. The Employment Agreement dated August 19, 2004 by and among Purchaser, Seller and the Company shall be terminated and the parties thereto released from any further duties or obligations owing and from any claims arising thereunder by aTermination and Release Agreement substantially in the form attached hereto as Exhibit A.


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


            7.3. Amendment of GM Employment Agreement. The GM Employment Agreement shall be amended by an amendment substantially in the form of the Amendment and Assignment Agreement attached hereto as Exhibit B.

            7.4. Amendment to Restricted Stock Agreement. The Restricted Stock Award Agreement and Stock Option Agreement each dated August 19, 2004 by and between Purchaser and Seller shall be amended substantially as set forth in the Amendment Agreement attached hereto as Exhibit C.

            7.5. Amendment to GM Option and Restricted Stock Agreement. The option agreement dated December 30, 2004 and the Restricted Stock Agreement dated as of July 1994, by and between Seller and GM shall be amended substantially as set forth in the Amendment Agreement attached hereto as Exhibit D.

            7.6. New GM Consulting Agreement. GM and Seller shall enter into a consulting agreement substantially in the form attached hereto as Exhibit E.

            7.7. Delivery of Covenants Not to Sue. John Moore ("JM") and each other party to the Schedule 13D dated June 30, 2005, as amended, filed with respect to securities of Seller shall have entered into a Consent Agreement with respect to the transactions contemplated hereby substantially in the form attached hereto as Exhibit F, or shall have delivered such other document satisfactory to GM and Purchaser to evidence their consent to said transactions and their intentions not to object to said transactions after consummation thereof.

            7.8. Intercompany Debt. The approximately $212,000 in intercompany debt owed by Seller to Company shall be contributed to the capital of Company prior to Closing.

      8. Transitional Services. The Company agrees to provide Seller with transitional services in the form of bookkeeping, financial and other services, which Company previously provided to Seller, for a price of $20,000 per year, payable quarterly. Such services may be terminated by either party upon the giving of 30 days written notice in the manner described in Section 13.6.

      9. Assumption of Leases

            9.1. Assumption by the Company.

                  (a) Effective the Closing, the Company hereby assumes any and all obligations of Seller under the lease to the premises in Mahwah, New Jersey from and after the Closing. In connection with such assumption, Seller agrees to transfer the security deposit of $7,000, which security deposit relates to the lease of the premises. If Seller cannot assign the premises to the Company, Seller agrees to sublet premises to the Company.

                  (b) Effective the Closing, the Company hereby assumes any and all obligations of Seller under the lease to the premises at 350 Fifth Avenue, New York, NY from and after the Closing. If Seller cannot assign the premises, Seller agrees to sublet the premises to the Company. If neither option is available to the Seller, Seller agrees to work in good faith with the Company in order to arrive at an agreeable form of constructive assignment. The Seller will


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


retain the right to the security deposit of $34,000, which security deposit relates to the lease of the premises.

                  (c) Effective the Closing, the Company hereby assumes any and all obligations of the seller with respect to the leasing of certain vehicles used by Company and Company employees set forth on Exhibit G hereto. With respect to those vehicles set forth on Exhibit G that are owned by Seller, Company agrees to assume such vehicles subject to the associated loans thereto.

            9.2. Payment. Seller shall make a payment of $50,000 to the Company to cover a portion of the first year's rent of the leased premises at 350 Fifth Avenue, New York, NY.

      10. Indemnification From Liability Under the Assumed Leases. The Company agrees to indemnify and hold harmless Seller, its agents, successors and assigns from and against any and all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by such party from and after the Closing arising from or out of the nonperformance or breach of any covenant, agreement or obligation to be performed by Company pursuant hereto under Seller's leases to the premises and vehicles described in Section 9.1 above from and after the Closing.

      11. Assumption of Employment Agreement/Consulting Agreement. The Company shall assume any and all obligations of the Seller under the Employment Agreement/Consulting Agreement dated January 1, 1997 by and between Seller and GM, as amended to date, which agreement shall be further amended and assigned and assumed in accordance with the Amendment and Assignment Agreement attached hereto as Exhibit B.

      12. Indemnification for Post Closing Liabilities of the Company. The Company shall indemnify and hold harmless Seller, its agents, successors, assigns, and attorneys ("Seller Indemnified Parties") from and against any and all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Seller Indemnified Parties (all amounts for which the Company shall be liable shall hereinafter be referred to as the "Damages") arising from or out of (i) any liability of the Company arising on or after the date of Closing and (ii) the nonperformance or breach of any covenant, agreement or obligation of Purchaser or the Company contained in this Agreement which has not been waived in writing by Seller.

      13. Miscellaneous.

            13.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warrants of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Seller or Purchaser.

            13.2. Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon


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any party other than the parties hereto or
their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            13.3. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

            13.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            13.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            13.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 13.6.

            13.7. No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            13.8. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


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


            13.9. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the parties hereto.

            13.10. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            13.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            13.12. Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.


                  [Remainder of Page Intentionally Left Blank]


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                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


      The parties have executed this Stock Purchase Agreement as of the date first written above.

                           SELLER:
                           DATA SYSTEMS & SOFTWARE INC.


                           By:  /s/ Michael Barth
                                ------------------------------------------------

                           Name: George Morgenstern
                                 -----------------------------------------------
                                                  (print)
                           Title:Chief Financial Officer
                                 -----------------------------------------------

                           Address: 200 Route 17
                                    Mahwah, New Jersey 07430

                           PURCHASER:

                           /s/ Shlomie Morgenstern
                           -----------------------------------------------------
                           Shlomie Morgenstern

                           Address: 4 Shalvah Place
                                    Monsey, New York 10952


                           COMPANY:
                           DATABIT, INC.


                           By:  /s/ Shlomie Morgenstern
                                ------------------------------------------------

                           Name: Shlomie Morgenstern
                                ------------------------------------------------
                                                  (print)
                           Title:  President
                                   ---------------------------------------------

                           Address: 200 Route 17
                                    Mahwah, New Jersey 07430

                                    EXHIBITS
                                    --------


Exhibit A         Termination and Release Agreement

Exhibit B         Amendment Agreement to GM Employment Agreement

Exhibit C         Amendment Agreement to Purchaser Option Agreements and
                  Restricted Stock Award Agreement

Exhibit D         Amendment Agreement to GM Option Agreements and Restricted
                  Stock Agreement

Exhibit E         Consulting Agreement

Exhibit F         Consent Agreement

Exhibit G         List of Seller Leased Vehicles and Seller Owned Vehicles

                      EXHIBIT A TO STOCK PURCHASE AGREEMENT

                        TERMINATION AND RELEASE AGREEMENT

      This Termination and Release Agreement is made as of this 9th day of March, 2006, by and among Data Systems & Software Inc. ("DSSI"), Databit Inc. (the "Company") and Shlomie Morgenstern ("Morgenstern").

                                R E C I T A L S:

      WHEREAS, the parties hereto are parties to a Stock Purchase Agreement dated March 9, 2006 providing for the purchase by Morgenstern of all of the issued and outstanding capital stock of the Company (the "Databit Stock") from DSSI;

      WHEREAS, the parties hereto are parties to an Employment Agreement dated August 19, 2004 providing for the employment of Morgenstern by the Company (the "Employment Agreement"); and

      WHEREAS, part of the consideration for the purchase and sale of the Databit Stock is the agreement of the parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Termination. The parties to the Employment Agreement hereby mutually agree to the termination of such agreement effective the date hereof.

      2. Release and Waiver. (a) Morgenstern, for himself and his heirs, executors, administrators and assigns (collectively, the "Employee Parties"), forever waives, releases and discharges DSSI, and its affiliates, successors and assigns and past and present officers, directors, employees and agents, and any fiduciaries of any employee benefit plan or policy of any of the foregoing (collectively, the "Employer Parties"), from, any and all claims, demands, causes of actions, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which Morgenstern ever had or now has against any of the Employer Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Agreement, including but not limited to, any claims under any Federal, state, local or foreign law (statutory or decisional), regulation, or ordinance; provided however, that this release and waiver shall note affect Morgenstern's continuing rights to stock options or restricted stock as set forth in the Amendment to Stock Option Agreements and Restricted Stock Agreement dated the date hereof.

      (b) DSSI, for itself and the Employer Parties, forever waives, releases and discharges Morgenstern and the Employee Parties, from any and all claims, demands, causes of actions, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which the Employer Parties ever had or now have against Morgenstern or any of the Employee Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Agreement, including but not limited to, any claims under any Federal, state, local or foreign law (statutory or decisional), regulation, or ordinance.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               DATA SYSTEMS & SOFTWARE INC.

                                               By:______________________________

                                               Print Name and Title:

                                               _________________________________


                                               _________________________________

                                               SHLOMIE MORGENSTERN


                                               DATABIT INC.

                                               By:______________________________

                                               Print Name and Title:

                                               _________________________________


              SIGNATURE PAGE TO TERMINATION AND RELEASE AGREEMENT

                      EXHIBIT B TO STOCK PURCHASE AGREEMENT

                AMENDMENT AND ASSIGNMENT OF EMPLOYMENT AGREEMENT

      This Amendment and Assignment of Employment Agreement is made as of this 9th day of March, 2006, by and among Data Systems & Software Inc. ("DSSI"), Databit Inc. (the "Company") and George Morgenstern ("Morgenstern").

                                R E C I T A L S:

      WHEREAS, the parties hereto are parties to a Stock Purchase Agreement dated March 9, 2006 providing for the purchase by Shlomie Morgenstern of all of the issued and outstanding capital stock of the Company (the "Databit Stock") from DSSI;

      WHEREAS, Morgenstern and DSSI are parties to an Employment Agreement dated January 1, 1997, as amended on May 17, 2001; March 13, 2002; and December 30, 2004 and as supplemented by letter agreement dated March 16, 2005 (as so amended and supplemented, the "Employment Agreement"); and

      WHEREAS, part of the consideration for the purchase and sale of the Databit Stock is the agreement of the parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DSSI shall pay to Morgenstern on the date hereof the sum of $600,000 via wire transfer or certified check.

2. The Employment Agreement is hereby amended such that the aggregate compensation payable to Morgenstern pursuant to the Employment Agreement is reduced by $600,000, to be deducted from the next payment due thereunder or as otherwise agreed to by the Company and Morgenstern

3. DSSI hereby transfers and assigns unto the Company all of DSSI's right, title and interest in, to and under the Employment Agreement. DSSI hereby agrees to indemnify, protect, defend and hold the Company harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Employment Agreement if the action giving rise to such claims, demands, damages, losses, liabilities, costs and expenses occurred before the date hereof. The Company hereby accepts the foregoing assignment and agrees to assume any executory obligations of DSSI in connection with the Employment Agreement and to indemnify, protect, defend and hold DSSI harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Employment Agreement if the action giving rise to such claims, demands, damages, losses, liabilities, costs and expenses occurs after the date hereof.

      DSSI hereby covenants that it will, at any time and from time to time upon written request and without the assumption of any additional liability, execute and deliver to the Company, and its successors and assigns, any new or confirmatory instruments and take such further acts as the Company may reasonably request to fully evidence the assignment contained herein and to enable the Company, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

4.    Morgenstern hereby consents to the foregoing assignment and assumption.

5.    Release and Waiver.

            (a) Morgenstern, for himself and his heirs, executors, administrators and assigns (collectively, the "Employee Parties"), forever waives, releases and discharges DSSI, and its affiliates, successors and assigns and past and present officers, directors, employees and agents, and any fiduciaries of any employee benefit plan or policy of any of the foregoing (collectively, the "Employer Parties"), from, any and all claims, demands, causes of actions, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which Morgenstern ever had or now has against any of the Employer Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Agreement, including but not limited to, any claims under any Federal, state, local or foreign law (statutory or decisional), regulation, or ordinance; provided however, that this release and waiver shall not affect Morgenstern's continuing rights to stock options or restricted stock as set forth in the Amendment to Stock Option Agreements or the Consulting Agreement both as dated the date hereof.


            (b) DSSI, for itself and the Employer Parties, forever waives, releases and discharges Morgenstern and the Employee Parties, from any and all claims, demands, causes of actions, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which the Employer Parties ever had or now have against Morgenstern or any of the Employee Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Agreement, including but not limited to, any claims under any Federal, state, local or foreign law (statutory or decisional), regulation, or ordinance.

6. As amended and assigned hereby, the Employment Agreement is in full force and effect as of the date hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                             DATA SYSTEMS & SOFTWARE INC.

                                             By:________________________________

                                             Print Name and Title:

                                             ___________________________________


                                             GEORGE MORGENSTERN


                                             ___________________________________


                          DATABIT INC.

                                             By:________________________________

                                             Print Name and Title:

                                             ___________________________________


            SIGNATURE PAGE TO AMENDMENT AND ASSIGNMENT OF EMPLOYMENT

                      EXHIBIT C TO STOCK PURCHASE AGREEMENT
       AMENDMENT TO STOCK OPTION AGREEMENTS AND RESTRICTED STOCK AGREEMENT

      This Amendment to Stock Option Agreements and Restricted Stock Agreement is made as of this 9th day of March, 2006, by and between Data Systems & Software Inc. ("DSSI") and Shlomie Morgenstern ("Morgenstern").

                                R E C I T A L S:

      WHEREAS, the parties hereto are parties to a Stock Purchase Agreement dated March 9, 2006 providing for the purchase by Morgenstern of all of the issued and outstanding capital stock of Databit, Inc., a wholly-owned subsidiary of DSSI;

      WHEREAS, part of the consideration for the purchase and sale of said stock is the agreement of the parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. The Stock Option Agreement between DSSI and Morgenstern dated August 19, 2004 is hereby amended such that the option to purchase 305,000 shares of common stock of DSSI granted thereunder (the "Option") is exercisable as of the date hereof. The Option may be exercised at any time from and after the date hereof until the date which is 18 months after the date of this Amendment.

      2. The Stock Option Agreement between DSSI and Morgenstern dated August 19, 2004 is hereby further amended so as to delete paragraphs 4(b) and 5 thereof.

      3. All other option grants by DSSI to Morgenstern, which are listed on Schedule A attached hereto, are hereby amended so as to allow exercise thereof by Morgenstern at any time from and after the date hereof until the date which is 18 months after the date of this Amendment. All of such option grants are further hereby amended so as to delete any provisions contained therein regarding a change of control of DSSI or regarding any stated exercise period or termination date.

      4. The Restricted Stock Award Agreement between DSSI and Morgenstern dated August 19, 2004 is hereby amended such that all shares granted therein are vested in full as of the date hereof and no longer subject to forfeiture. When issued, DSSI agrees to issue such shares without restrictive legend, except for legends required under applicable securities laws.

      5. The Restricted Stock Award Agreement between DSSI and Morgenstern dated August 19, 2004 is hereby further amended so as to delete paragraph 5 thereof.

      6. As amended hereby, the agreements described herein are in full force and effect as of the date hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               DATA SYSTEMS & SOFTWARE INC.

                                               By:______________________________

                                               Print Name and Title:

                                               _________________________________


                                               SHLOMIE MORGENSTERN


                                               _________________________________


             SIGNATURE PAGE TO AMENDMENT TO STOCK OPTION AGREEMENTS
                         AND RESTRICTED STOCK AGREEMENT

                                   Schedule A


                               SHLOMIE MORGENSTERN
                                 OPTION SCHEDULE

   Date     Options   Exercise    Vesting   Expiration    Options        non-
 Granted    Granted    Price       Date       Date      Outstanding     vested     vested
---------  ---------  ---------  ---------  ----------  -----------    ---------  ---------
 6-Feb-01      2,500     4.8000  31-Dec-01  31-Dec-06      2,500          -        2,500

 6-Feb-01      2,500     4.8000  31-Dec-02  31-Dec-06      2,500          -        2,500

 6-Feb-01      2,500     4.8000  31-Dec-03  31-Dec-06      2,500          -        2,500

24-Apr-01      6,666     4.8000  31-Dec-01  31-Dec-06      6,666          -        6,666

24-Apr-01      6,667     4.8000  31-Dec-02  31-Dec-06      6,667          -        6,667

24-Apr-01      6,667     4.8000  31-Dec-03  31-Dec-06      6,667          -        6,667


                                                           27,500          -       27,500

             SIGNATURE PAGE TO AMENDMENT TO STOCK OPTION AGREEMENTS
                      EXHIBIT D TO STOCK PURCHASE AGREEMENT

                      AMENDMENT TO STOCK OPTION AGREEMENTS

      This Amendment to Stock Option Agreements is made as of this 9th day of March, 2006, by and between Data Systems & Software Inc. ("DSSI") and George Morgenstern ("Morgenstern").

                                R E C I T A L S:

      WHEREAS, the parties hereto are parties to a Stock Purchase Agreement dated March 9, 2006 providing for the purchase by Shlomie Morgenstern of all of the issued and outstanding capital stock of Databit, Inc., a wholly-owned subsidiary of DSSI;

      WHEREAS, part of the consideration for the purchase and sale of said stock is the agreement of the parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. The Stock Option Agreement between DSSI and Morgenstern dated December 30, 2004 is hereby amended such that the option granted thereunder (the "Option") is exercisable in full as of the date hereof.

      2. The restrictions relating to the 20,000 shares of DSSI's common stock granted under the Restricted Stock Agreement dated August 31, 1998 are hereby removed and DSSI agrees to reissue certificates representing these shares to Morgenstern without restrictive legend, except for legends required under applicable securities laws.

      3. Further, all option grants by DSSI to Morgenstern, including the grant referred to in Section 1 and those listed on Schedule A attached hereto, are amended so as to allow exercise thereof by Morgenstern at any time from and after the date hereof until the later of the date which is 18 months from the cessation of his services as director of DSSI or as a consultant under the Consulting Agreement dated the date hereof or September 2009; provided however that the Option shall in no event be exercisable later than the stated expiration date of December 30, 2009. All such option grants are further hereby amended so as to delete any provisions contained therein regarding a change of control of DSSI or regarding any stated exercise period or termination date.

      4. As amended hereby, the agreements described herein are in full force and effect as of the date hereof.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               DATA SYSTEMS & SOFTWARE INC.

                                               By:______________________________

                                               Print Name and Title:

                                               _________________________________


                                               GEORGE MORGENSTERN


                                               _________________________________


             SIGNATURE PAGE TO AMENDMENT TO STOCK OPTION AGREEMENTS

                                   Schedule A

                               GEORGE MORGENSTERN
                                 OPTION SCHEDULE

Date         Options      Exercise     Vesting     Expiration    Options
Granted      Granted       Price        Date          Date     Outstanding     vested
---------  -----------  -----------  -----------  -----------  -----------  -----------
1-Apr-01       150,000       6.0000     1-Jan-00    31-Mar-06      150,000      150,000

24-Apr-01       16,666       4.8000    31-Dec-01    31-Dec-06       16,666       16,666

24-Apr-01       16,667       4.8000    31-Dec-02    31-Dec-06       16,667       16,667

24-Apr-01       16,667       4.8000    31-Dec-03    31-Dec-06       16,667       16,667

                                                                   200,000      200,000

                      EXHIBIT E TO STOCK PURCHASE AGREEMENT

                              CONSULTING AGREEMENT

      This Consulting Agreement is made as this 9th day of March, 2006, by and between Data Systems & Software Inc. (the "Company") and George Morgenstern ("Consultant").

                                R E C I T A L S:

      WHEREAS, the parties hereto are parties to a Stock Purchase Agreement dated March 9, 2006 providing for the purchase by Shlomie Morgenstern of all of the issued and outstanding capital stock of Databit Inc. (the "Databit Stock") from the Company; and

      WHEREAS, part of the consideration for the purchase and sale of the Databit Stock is the agreement of the parties as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Engagement. The Company hereby agrees to continue to engage Consultant to render the consulting services described herein, and Consultant hereby accepts such engagement.

      2.    Term. The engagement of Consultant by the Company as provided in
            Section 1 shall commence on the date hereof and through March 31, 2008 unless further extended or earlier terminated as hereinafter provided (the period of such engagement, the "Term").

      3. Services. Consultant shall render consulting services to the Company from time to time as requested by the Company with respect to the business operations of the Company's subsidiary. The Consultant shall be expected to make four (4) business trips to Israel per year for the purpose of providing the services hereunder.

      4.    Compensation and Expenses.


            (a) Salary. The Company shall pay to Consultant compensation in the amount of $1.00 per annum during the Term. Such compensation shall be payable in accordance with the regular payroll practices of the Company.

            (b) Automobile Loan and Title. On the date of execution of this Agreement, the Company shall assign, and Consultant shall assume, the obligations of the Company pursuant to the auto loan described in Schedule A attached hereto and the Company shall make a payment of $25,000 towards the paydown of such loan and transfer to Consultant title to the automobile subject to the remaining balance of said loan, all pursuant to documents reasonably satisfactory to the Company and Consultant.

            (c) Expenses. The Company shall pay Consultant a non-accountable expense allowance of $65,000 per annum, to be made in equal monthly payments. The Consultant shall not be entitled to any further reimbursement for any expenses incurred in connection with the consulting services rendered pursuant hereto, unless otherwise specifically agreed to in writing.

            (d) Benefits. Consultant shall not be entitled to any insurance or other benefits in connection with the consulting services rendered pursuant hereto.

      5. Termination. Either party may terminate the Term for any or no reason upon thirty (30) days' notice to the other party, provided however, that in the event of termination by the Company, Consultant shall still be entitled to the expense allowance provided for in
            Section 4(b) through the end of the given Term.

      6.    Covenants of Consultant.

            (a) Consultant recognizes that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which Consultant will establish, receive or obtain as a consultant to the Company, are valuable and unique assets of the business of the Company. Consultant will not, during or within two (2) years after the Term, use or disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Consultant's duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of Consultant's engagement hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Consultant or his agents or representatives, (ii) Consultant can demonstrate was in his possession on a nonconfidential basis prior to the commencement of his engagement with the Company, or (iii) Consultant can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of his engagement hereunder.

            (b) All memoranda, notes, records or other documents made or compiled by Consultant or made available to Consultant while engaged concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of Consultant's engagement or at any other time on request.

            (c) During the term of Consultant's engagement and for two (2) years thereafter, Consultant shall not, except pursuant to and in furtherance of his duties hereunder, directly or indirectly solicit or initiate contact with any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Consultant, an employer affiliated with him or any competitor of the Company.

            (d) Consultant acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Consultant from any actual or threatened breach of such covenants.

      7. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. It is hereby acknowledged that the Employment Agreement to which the parties hereto were previously parties has this date been assigned by the Company to, and assumed by, Databit Inc. by separate agreement. This Agreement may not be modified or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns.

      8. Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of The State of New York applicable to contracts performed entirely therein.

      9. Severability. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

      10. Notices. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at the addresses below, or at such other address or addresses as they may hereafter designate in writing.

            If to the Company:

            Data Systems & Software Inc.
            200 Route 17
            Mahway, New Jersey 07430


            If to Consultant:

            George Morgenstern
            5 Shalvah Place
            Monsey, New York 10952

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                               DATA SYSTEMS & SOFTWARE INC.

                                               By:______________________________

                                               Print Name and Title:

                                               _________________________________


                                               GEORGE MORGENSTERN


                                               _________________________________


                     SIGNATURE PAGE TO CONSULTING AGREEMENT

                                   Schedule A


Loan of $44,123 for the purchase of a 2005 Acura RL, vin# JH4KB16555C 006165.

                      EXHIBIT F TO STOCK PURCHASE AGREEMENT

                                CONSENT AGREEMENT

      This Consent Agreement is made as of this 9th day of March, 2006, by the certain stockholder of Databit Systems & Software Inc., a Delaware corporation ("DSSI"), residing at the address set forth below such stockholders name on the signature page hereto ("Stockholder"), in favor of DSSI, Databit Inc. ("Databit"), George Morgenstern ("GM") and Shlomie Morgenstern ("SM").

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder hereby agrees as follows:

      1. Stockholder is familiar with the transactions among DSSI, Databit, GM and SM described in the Term Sheet dated March 8, 2006, attached as Exhibit A hereto (the "Transactions"). Stockholder has had an opportunity to ask questions regarding the Transactions of GM, SM, and management of DSSI and Databit and all such questions have been answered to his satisfaction. Stockholder has been provided access to all information which he deems relevant or material to his determination to enter into this Agreement.

      2.    Stockholder hereby consents to the Transactions.

      3. Stockholder agrees that Stockholder shall not institute any action or suit at law or in equity against any of DSSI, Databit, GM or SM, or any of their officers, directors, shareholders, agents, successors or assigns, nor institute, prosecute, join or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action against any of them for any liability, claims, actions, interest, demands, rights, damages, costs, loss of services, attorneys' fees, proceedings, debts, dues, sums of money, rents, improvements, contracts, agreements, controversies, expenses and compensation, arising from the consummation of the Transactions or any other agreement or understanding executed or otherwise agreed to in connection therewith.

      4. DSSI represents that the following actions have been taken effective as of the date of consummation of the Transactions:

            (a) The board of directors of DSSI has been expanded by one member and John A. Moore has been appointed to the board of directors;

            (b)   John A. Moore has been appointed Chief Executive Officer of
                  DSSI;

            (c) John A. Moore has been designated as DSSI's representative on the Board of Directors of Comverge Inc.;

            (d) John A. Moore has been appointed as a member of the Nominations Committee to select the slate of nominees to appear on the management proxy for the 2006 annual shareholder meeting; and

            (e) GM and SM have each executed unconditional releases in favor of DSSI releasing any claims they may have at such time or in the future against DSSI or its past or present affiliates, officers, directors, partners, divisions, shareholders, subsidiaries, predecessors, successors and assigns, and their respective past and present agents, attorneys, representatives, employees, consultants, heirs, executors, administrators, successors and assigns, other than as may relate to the obligations of DSSI under the Transactions, a copy of which has been delivered to John A. Moore.

      5. Notwithstanding anything to the contrary contained herein, if any condition set forth below in this paragraph 5 is not satisfied, the consent set forth in paragraph 2 and the agreements set forth in paragraph 3 above shall be void and of no effect:

            (a) DSSI shall file with the Securities and Exchange Commission ("SEC"), if required, a preliminary proxy statement with respect to its 2006 annual meeting of shareholders ("2006 Annual Meeting") on or before April 17, 2006 and shall send a notice to its stockholders for such Meeting to be called for as soon as practicable and in no event for a date after the later of (i) April 30, 2006 and (ii) the date that is forty-five days after the date on which any preliminary proxy statement submitted to the SEC is "cleared" for distribution to shareholders ;

            (b) Subject to the actions of the Nominations Committee, the board of directors of DSSI shall approve the nomination of the following slate of directors for inclusion in the proxy statement for the 2006 Annual Meeting: John A. Moore, GM, Peter DeNeufville, Richard Rimer, Tom Pew and Samuel Zentman (collectively, the "New Slate"), with such changes, if any, thereto as shall be approved by John A. Moore in writing or at a meeting of the board of directors;

            (c) The board of directors of DSSI shall take no action to nominate any individual to the slate of directors for inclusion in the proxy statement for the 2006 Annual Meeting other than those set forth above under the New Slate without the prior approval of John A. Moore, in writing or at a meeting of the board of directors;

            (d) The proxy statement relating to the 2006 Annual Meeting shall include proposals to eliminate DSSI's "poison pill" (unless the same shall have expired prior thereto on its own terms) and other provisions blocking changes of corporate control, unless approved by John A. Moore in writing or at a meeting of the board of directors; and

            (e) SM and GM and each of their respective affiliates shall agree, in a writing delivered to John A. Moore within 10 days of the date hereof, to irrevocably vote all shares held by such stockholders of DSSI in favor of the New Slate.

      6. DSSI agrees to take such further action as shall necessary (including obtaining any consents of third parties, government agencies, etc.) to achieve satisfy the conditions set forth in paragraph 4 and 5.

      7. This Consent Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the Federal courts sitting in the State of New York in any action or proceeding directly or indirectly arising out of or relating to this Consent Agreement or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory). Each of the parties agrees that all actions or proceedings arising out of or relating to this agreement must be litigated exclusively in any such State or, to the extent permitted by law, Federal court that sits in the County of New York, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court.

      8. This Consent Agreement may be amended, modified or waived only with the prior written consent of each party to this Consent Agreement

      9. This Consent Agreement may be executed in any number of counterparts (facsimile or otherwise), each of which shall be an original, but all of which together shall constitute one instrument.

                       SIGNATURE PAGE TO CONSENT AGREEMENT

      IN WITNESS WHEREOF, the undersigned has executed this Consent Agreement under seal as of the day and year first above written.


                                                      Stockholder:


                                                      __________________________

                                                      Name:

                                                      Address:__________________

                                                      __________________________

                                                      __________________________


CONFIRMED AND AGREED:


DATA SYSTEMS & SOFTWARE INC.


By:__________________________

   George Morgenstern

                                       EXIHIBIT G

                              DSSI Leased & Owned Vehicles
                                        3/9/2006

    Year       Make & Model                   VIN          Lease      Purchase
    ----       ------------           -----------------    -----      --------
    2005       Honda Odyssey          5FNRL38425B424893      X
    2003       Infiniti                                      X
    2005       Toyota Sienna                                 X
    2005       Honda CRV              JHLRD78525C034521                  X
    2002       Honda Civic            2HGES16562H528196                  X


                      SIGNATURE PAGE TO CONSENT AGREEMENT